UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 15, 2014

Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 15, 2014, the United States District Court, Northern District of Illinois, approved a settlement agreement between the Company and Hudson Bay Master Fund, Ltd. (“Plaintiff”) dated December 24, 2013. The settlement resolved a dispute that arose between the Company and Plaintiff with respect to whether the Company, when it issued convertible notes on September 4, 2013, triggered an anti-dilution provision in a warrant to acquire common shares issued to Plaintiff by the Company on November 19, 2010. In the settlement, the Company agreed to reduce the exercise price of the warrant from $2.44 per share to $1.25 per share, and by the terms of the warrant, to increase the number of common shares exercisable under the warrant from 500,000 to 976,000. The Company also agreed as part of the settlement to issue 37,500 common shares to Plaintiff. In return, Plaintiff agreed to dismiss a complaint it filed on October 9, 2013 in the United States District Court for the Northern District of Illinois, Eastern Division. The filing of the complaint was previously reported by the Company in its Form 10Q for the quarter and nine months ended September 30, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated December 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: January 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated December 24, 2013